Exhibit 4.3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO CV THERAPEUTICS, INC. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS DEBENTURE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF CV THERAPEUTICS, INC. THAT (A) THIS DEBENTURE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.

CV THERAPEUTICS, INC.

2.0% Senior Subordinated Convertible Debenture due 2023

CUSIP NO. 126667302

No. 001	$100,000,000

CV THERAPEUTICS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of ONE HUNDRED MILLION U.S. Dollars ($100,000,000) on May 16, 2023.

Interest Payment Dates: May 16 and November 16, commencing November 16, 2003.

Regular Record Dates: May 2 and November 2.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

Dated: June 18, 2003	CV THERAPEUTICS, INC.

	By:	/s/ LOUIS G. LANGE, M.D., PH.D.
Name: Louis G. Lange, M.D., Ph.D.
Title: Chairman and Chief Executive Officer

	By:	/s/ DANIEL K. SPIEGELMAN
Name: Daniel K. Spiegelman
Title: Senior Vice President and Chief Financial Officer

Trustee’s Certificate of Authentication

This is one of the 2.0% Senior Subordinated Convertible Debentures due 2023 described in the within-named Indenture.

WELLS FARGO BANK MINNESOTA, N. A., as Trustee

By:	/s/ MICHAEL T. LECHNER
Authorized Signatory

Dated:  June 18, 2003

CV THERAPEUTICS, INC.

2.0% Senior Subordinated Convertible Debenture due 2023

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal and Interest. CV Therapeutics, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the Interest Rate from the date of issuance until repayment at Maturity, redemption or repurchase. The Company shall pay interest on this Security semiannually in arrears on May 16 and November 16 of each year (each an “Interest Payment Date”), commencing November 16, 2003.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Liquidated Damages, if any) on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (including Liquidated Damages, if any) on the principal amount of such Security so converted (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.4 of the Indenture on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date or (b) with respect to which the Company has specified a Repurchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, in either case, shall be entitled to receive (and retain) such interest (including Liquidated Damages, if any) and need not pay the Company an amount equal to the interest (including Liquidated Damages, if any) on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

In accordance with the terms of the Registration Rights Agreement, during the first 90 days following a Registration Default (as defined in the Registration Rights Agreement), the Interest Rate borne by this Security shall be increased by 0.25% on:

(A) October 17, 2003, if the shelf registration statement (the “Shelf Registration Statement”) is not filed prior to or on October 16, 2003;

(B) January 15, 2003, if the Shelf Registration Statement is not declared effective by the Securities and Exchange Commission prior to or on January 14, 2003;

(C) the day after the fifth Business Day after the Shelf Registration Statement previously declared effective ceases to be effective or fails to be usable, if a post-effective amendment (or report filed pursuant to the Exchange Act) that cures the Shelf Registration Statement is not filed with the Securities and Exchange Commission during such five Business Day period; or

(D) the day following the 45th or 60th day, as the case may be, of any period that the prospectus contained in the Shelf Registration Statement has been suspended, if such suspension has not been terminated.

From and after the 91st day following such Registration Default, the Interest Rate borne by this Security shall be increased by 0.50%. In no event shall the Interest Rate borne by this Security be increased by more than 0.50%.

Any amount of additional interest shall be payable in cash semiannually, in arrears, on each Interest Payment Date and shall cease to accrue on the date the Registration Default is cured. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.

2. Method of Payment. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Principal of, and premium, if any, and interest on, Global Securities shall be payable to the Depositary in immediately available funds.

Principal of and premium, if any, on Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Securities shall be payable by (i) U.S. Dollar check drawn on a bank located in the city where the Corporate Trust Office of the Trustee is located mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

4. Indenture. The Company issued this Security under an Indenture, dated as of June 18, 2003 (the “Indenture”), between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5. Optional Redemption. This Security is not redeemable prior to May 16, 2006. This Security may be redeemed in whole or in part, upon not less than 20 nor more than 60 days’ notice, at any time on or after May 16, 2006, at the option of the Company, at the redemption prices (expressed as a percentage of the principal amount) set forth below if redeemed during the 12-month period beginning May 16 of the years indicated and ending May 15 of the years indicated, plus any interest accrued but not paid prior to the Redemption Date.

During the Twelve Months Commencing	Redemption Price

May 16, 2006 through May 15, 2007	101.143%
May 16, 2007 through May 15, 2008	100.857%
May 16, 2008 through May 15, 2009	100.571%
May 16, 2009 through May 15, 2010	100.286%
May 16, 2010 and thereafter	100.000%

If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed from the Outstanding Securities by the methods as provided in the Indenture. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemp-

tion (provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security). Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

On and after the Redemption Date, interest shall cease to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued and unpaid interest.

Notice of redemption shall be given by the Company to the Holders as provided in the Indenture.

6. Repurchase Rights.

(a) Repurchase Right Upon a Change of Control. If a Change in Control occurs, the Holder of Securities, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Securities (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof; provided, however, that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased (the “Repurchase Price”), plus interest accrued and unpaid to, but excluding, the Repurchase Date.

A Company Notice shall be given by the Company to the Holders as provided in the Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

(b) Repurchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, each Holder shall have the right to require the Company to repurchase all or a portion of their Securities on May 16, 2010, May 16, 2013 and May 16, 2018 (or, if any such date is not a Business Day, on the immediately succeeding Business Day) (each, a “Put Repurchase Date”), at 100% of the principal amount of the Securities to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, such Put Repurchase Date (the “Put Repurchase Price”). On or before the twenty-third (23rd) Business Day prior to each Put Repurchase Date, the Company shall provide to the Trustee, the Paying Agent and to all Holders at their respective addresses as shown on the Register, and to beneficial owners of the Securities where required by applicable law, a notice as provided in the Indenture. The Company will be required to repurchase only Securities with respect to which a Holder has delivered a Purchase Notice in accordance with the terms and conditions of the Indenture and subject to the satisfaction of the other conditions set forth in the Indenture.

(c) Payment of Repurchase Price and Put Repurchase Price. Subject to the fulfillment by the Company of the conditions set forth in the Indenture, the Company may elect to pay the Repurchase Price or the Put Repurchase Price, as the case may be, by delivering the number of shares of Common Stock equal to (i) the Repurchase Price or the Put Repurchase Price, as the case may be, divided by (ii) 95% of the average of the daily volume-weighted average price of the Common Stock for the twenty consecutive Trading Days immediately preceding and including the third Business Day prior to the Repurchase Date or the Put Repurchase Date, as the case may be, (if the third Business Day prior to the applicable Repurchase Date or Put Repurchase Date, as the case may be, is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the twenty Trading-Day period and ending on the Repurchase Date or the Put Repurchase Date, as the case may be, of any event that would result in an adjustment to the conversion rate set forth in the Indenture. No fractional shares of Common Stock will be issued upon repurchase of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

7. Conversion Rights. (a) Subject to and upon compliance with the provisions of the Indenture and the occurrence of one or more of the conditions set forth in clause (d) of this paragraph 7, the Holder of Securities shall be entitled, at such Holder’s option, at any time before the close of business on May 16, 2023, to convert the Holder’s Securities (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

(b) In the case of a Security (or a portion thereof) called for redemption, such conversion right in respect of the Security (or such portion thereof) so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right or Put Repurchase Right with respect to a Security (or a portion thereof), such conversion right in respect of such Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date or Put Repurchase Date, as applicable.

(c) The Conversion Price shall be initially equal to $47.58 per share of Common Stock. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

(d) Holders may surrender their Securities for conversion into shares of the Company’s Common Stock prior to Stated Maturity in only the following circumstances:

(i) Conversion Upon Satisfaction of Sale Price Condition.

(A) A Holder may surrender any of its Securities for conversion into shares of the Company’s Common Stock in any calendar quarter (and only during such calendar quarter) after the quarter ending September 30, 2003 if the sale price of the Company’s Common Stock, for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter, is greater than or equal to 120% of the applicable conversion price per share of the Company’s Common Stock on such last Trading Day.

(B) The “sale price” of the Company’s Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in transactions for the principal U.S. securities exchange on which the Company’s Common Stock is traded or, if the Company’s Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. The sale price shall be determined without reference to after-hours or extended market trading. If the Company’s Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “sale price” shall be the last quoted bid price for the Company’s Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Company’s Common Stock is not so quoted, the “sale price” shall be the average of the mid-point of the last bid and asked prices for the Company’s Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(ii) Conversion Upon Satisfaction of Trading Price Condition.

(A) A Holder may surrender its Securities for conversion into the Company’s Common Stock during the five Business Days immediately following any five consecutive Trading-Day period in which the Trading Price per $1,000 principal amount of Securities (as determined following a request by a Holder of the Securities in accordance with the procedures described below) for each day of that period was less than 97% of the product of the sale price of the Company’s Common Stock and the then applicable conversion rate (the “97% Trading Exception”); provided, however, that if, on the date of any conversion of the Securities pursuant to the 97% Trading Exception that is on or after May 16, 2018, the sale price of the Company’s Common Stock is greater than the applicable Conversion Price for the Securities, then the Holder shall receive upon conversion of the Securities, in lieu of Common Stock based on the then applicable conversion rate for the Holder’s Securities, cash, Common Stock or a combination of cash and Common Stock, at the Company’s option, with a value equal to the principal amount of the

Holder’s Security plus accrued and unpaid interest, if any, as of the conversion date, which is referred to as a “principal value conversion.” If the Holder surrenders its Securities for conversion and it is a principal value conversion, the Company shall notify the Holder by the second Trading Day following the date of conversion whether the Company shall pay the Holder the principal amount plus accrued and unpaid interest, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a principal value conversion shall be valued at the greater of the then applicable Conversion Price on the conversion date and the sale price on the third Trading Day after the conversion date. The Company shall pay the Holder any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in cash on the third Trading Day after the conversion date. With respect to any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in Common Stock, the Company shall deliver the Common Stock to the Holder on the fifth Trading Day following the conversion date.

(B) In connection with any conversion upon satisfaction of the condition set forth in clause (A) above, the Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination, and the Company shall have no obligation to make such request unless the Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 97% of the product of the sale price of the Company’s Common Stock and the then applicable conversion rate; at which time the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the trading price is greater than or equal to 97% of the product of the sale price of the Company’s Common Stock and the then applicable conversion rate.

(iii) Conversion Upon Notice of Redemption. If the Company calls any or all of the Securities for redemption pursuant to the provisions of Article 10 of the Indenture, Holders may convert Securities into the Company’s Common Stock at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time. If a Holder already has delivered a purchase notice with respect to a Security, however, the Holder may not surrender that Security for conversion until the Holder has withdrawn the purchase notice in accordance with this Indenture.

(iv) Conversion Upon Specified Corporate Transactions.

(A) If the Company elects to: (1) distribute to all holders of the Company’s Common Stock rights entitling them to purchase, for a period expiring within 45 days after the date of the distribution, shares of the Company’s Common Stock at less than the sale price of a share of the Company’s Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (2) distribute to all holders of the Company’s Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value as determined by the Company’s board of directors exceeding 15% of the sale price of a share of the Company’s Common Stock on the Trading Day immediately preceding the declaration date of the distribution, the Company must notify the Holders of the Securities at least 20 Business Days prior to the ex-dividend date for such distribution. Upon such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time. No Holder may exercise this right to convert if the Holder otherwise may participate in the distribution without conversion. The ex-dividend date is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

(B) If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Company’s Common Stock would be converted into cash or property other than securities, a Holder may surrender Securities for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction. If the Company engages in a reclassification of the Company’s Common Stock or is a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of the Company’s assets pursuant to which the Company’s Common Stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a Security into the Company’s Common Stock shall be changed into a right to convert a Security into the kind and amount of cash, securities or other property that the Holder would have received if the Holder had converted its Securities immediately prior to the applicable record date for such transaction. If the transaction also constitutes a Change of Control, a Holder may require the Company to purchase all or a portion of its Securities as set forth in Article 11 of the Indenture.

(e) To exercise the conversion right, the Holder must surrender this Security (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company. Any Security surrendered for conversion during the period between the close of business on any Regular Record Date and the opening of business on the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (including Liquidated Damages, if any) payable on such Interest Payment Date by the Company on the principal amount of the Security being surrendered for conversion (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion). Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.4 of the Indenture on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date or (b) with respect to which the Company has specified a Repurchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, in either case, need not pay the Company an amount equal to the interest (including Liquidated Damages, if any) on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

(f) No fractional shares of Common Stock shall be issued upon conversion of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

8. Subordination. The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

9. Denominations; Transfer; Exchange. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

In the event of a redemption in part, the Company shall not be required (a) to register the transfer of, or exchange, Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

In the event of redemption, conversion or repurchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion thereof shall be issued in the name of the Holder hereof.

10. Persons Deemed Owners. The registered Holder of this Security shall be treated as its owner for all purposes.

11. Unclaimed Money. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity. Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) (a) all of the Outstanding Securities shall become due and payable at their scheduled Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Securities on the date of Maturity or redemption, as the case may be.

13. Amendment; Supplement; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.

14. Defaults and Remedies. The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

(a) the Company defaults in the payment of the principal of or premium, if any, on any of the Securities when it becomes due and payable, at Maturity, upon redemption or exercise of a Repurchase Right or Put Repurchase Right or otherwise, whether or not such payment is prohibited by the subordination provisions of Article 13 of the Indenture; or

(b) the Company defaults in the payment of interest on any of the Securities when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article 13 of the Indenture; provided, however, that the Company’s failure to pay interest (including Liquidated Damages, if any) on any of the Securities within five Business Days of any Interest Payment Date prior to and including May 16, 2006 shall constitute an immediate Event of Default; or

(c) the Company fails to deliver shares of Common Stock, together with cash instead of fractional shares, when those shares of Common Stock or cash instead of fractional shares is required to be delivered following conversion of a Security in accordance with the provisions of Article 12 of the Indenture; or

(d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and such default continues for a period of 60 days after written notice of such failure is given as specified in the Indenture; or

(e) (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $5,000,000, or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either clause (i) or (ii) above, for a period of 30 days after written notice is given to the Company as specified in the Indenture; or

(f) there are certain events of bankruptcy, insolvency or reorganization of the Company; or

(g) the Pledge and Escrow Agreement ceases to be in full force and effect or enforceable prior to its expiration in accordance with its terms.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15. Authentication. This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law. The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.

20. Successor Corporation. In the event a successor corporation assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company shall be released from all such obligations.

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                              to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of this Security occurring prior to the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

☐ (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐ (b) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

or

☐ (c) this Security is being transferred other than in accordance with (a) or (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.9 of the Indenture shall have been satisfied.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that the transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the undersigned further certifies that (A) the transfer is not being made to a person in the United States and (1) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (B) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act; (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (D) if the proposed transfer is not being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person.

Dated:

NOTICE: To be executed by an executive officer

CONVERSION NOTICE

TO: CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

Attention: General Counsel

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest (including Liquidated Damages, if any) accompanies this Security.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other Taxpayer
Identification Number:

Principal amount to be converted (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO: CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

Attention: General Counsel

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from CV Therapeutics, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest (including Liquidated Damages, if any) accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other Taxpayer
Identification Number:

Principal amount to be repaid (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES(2)

The following exchanges of a part of this Global Security for Physical Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

(2)	This schedule should be included only if the Security is issued in global form.